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                                                                     EXHIBIT 5.1

                             DUNN SWAN & CUNNINGHAM
                           A PROFESSIONAL CORPORATION

                        ATTORNEYS AND COUNSELLORS AT LAW
                              2800 OKLAHOMA TOWER               405.235.8318
                                210 PARK AVENUE            TELECOPY 405.235.9605
                       OKLAHOMA CITY, OKLAHOMA 73102-5604


                               February 29, 2000

Board of Directors
  of Advantage Marketing Systems, Inc.
2601 Northwest Expressway, Suite 1210W
Oklahoma City, Oklahoma 73112

Gentlemen:

         We have acted as counsel to Advantage Marketing Systems, Inc., an Oklahoma corporation (the "Company"), in conjunction with the offering of an aggregate of 2,092,211 shares of common stock, $.0001 par value per share (the "Common Stock"), underlying the Company's outstanding 1997-A Warrants, Redeemable Common Stock Purchase Warrants, and Underwriter's Warrants.

         The offering of the Participation Interests is more fully described
in that certain Registration Statement on Form S-3 (No. 333-   ), filed by
the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and all amendments thereto (the "Registration Statement"), and the Prospectus in the form as to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the "Prospectus").

         For purposes of this opinion, we have made such investigations as we deem necessary or appropriate and have reviewed, considered and received such certificates, documents and materials as we deemed appropriate. In conducting our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified copies.

         The law bearing upon the matters addressed in this opinion letter is limited to the law of the United States and the law of Oklahoma.

         Based upon our examination and consideration of such documents, certificates, records, matters and things as we have deemed necessary for the purposes hereof, we are of the opinion as of the date hereof that:

         1. The Company will be duly organized and existing under the laws of the State of Oklahoma;

         2. All of the issued and outstanding shares of the Common Stock of the Company will have been legally issued, will be fully paid and will not be liable to further call or assessment;

         3. The Common Stock to be issued by the Company to the holders of the 1997-A Warrants, Redeemable Common Stock Purchase Warrants, and Underwriter's Warrants against payment therefore in accordance with the 1997-A Warrants, Redeemable Common Stock Purchase Warrants, and Underwriter's Warrants, will be legally issued, fully paid and will not be liable for further call or assessment; and

         4. The Board of Directors of the Company has duly approved and authorized the 1997-A Warrants, Redeemable Common Stock Purchase Warrants, and Underwriter's Warrants, and has authorized the issuance of the Common Stock underlying the 1997-A Warrants, Redeemable Common Stock Purchase Warrants, and Underwriter's Warrants. The Company has full power, authority and legal right to enter into the agreements evidencing the 1997-A Warrants, Redeemable Common

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                  Stock Purchase Warrants, and Underwriter's Warrants and to
                  perform, deliver and consummate the transactions contemplated thereunder.

         In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers and directors of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as a part of the Registration Statement.

                                             Very truly yours,

                                             DUNN SWAN & CUNNINGHAM



























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